EXHIBIT 1


       TRANSACTIONS IN HAVAS ORDINARY SHARES BY THE BOLLORE FILING PERSONS
                                FROM: MAY 7, 2006
                                TO: JULY 6, 2006

                                                                                           NUMBER OF
NAME                            TRANSACTION              DATE         PRICE (IN (EURO))      SHARES
----------------------------------------------------------------------------------------------------
Vincent Bollore                 None                       -                 -               -

BMI                             Purchase              06/08/2006           3.7708            573,195
                                Purchase              06/09/2006           3.8998            425,994
                                Purchase              06/12/2006           3.8833            633,277
                                Purchase              06/13/2006           3.7698          2,209,000
                                Purchase              06/14/2006           3.7000            684,935

BI                              None                       -                 -               -

FdL                             None                       -                 -               -

Cedric de Bailliencourt         None                       -                 -               -

Marc Bebon                      None                       -                 -               -

Thierry Marraud                 None                       -                 -               -